Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Katie Manzel
Investor Relations Officer
312-564-6818
kmanzel@theprivatebank.com

For Immediate Release

PrivateBancorp Reduces Quarterly Dividend

CHICAGO, March 5, 2009 -- PrivateBancorp, Inc. (NASDAQ: PVTB) announced today it will reduce its quarterly dividend to $0.01 per share for the first quarter 2009 from $0.075 per share in the fourth quarter 2008. The next quarterly dividend is scheduled to be paid on March 31, 2009, to stockholders of record on March 17, 2009.

“Our company understands the importance of a dividend to our stockholders. At the same time, given the current economic and regulatory environment, we felt this was a prudent step to take to further enhance our capital position and our liquidity,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp. “We continue to remain confident in the long-term growth prospects for our company, and we are committed to continuing to use our strong capital position to selectively expand our relationships with high-quality clients.”

The Company intends to use the retained capital and liquidity to continue the execution of its Strategic Growth Plan. The Company doubled the size of its balance sheet last year to $10.0 billion at December 31, 2008, through disciplined implementation of its growth plan and a focus on long-term client relationship development. With the addition of $244 million in TARP capital, the Company’s pro forma total risk-based capital at December 31, 2008, would have been 13 percent and its Tier 1 risk-based capital would have been 10.4 percent, significantly in excess of the requirements to qualify as a well-capitalized institution.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 23 offices in nine states and more than $10 billion in assets as of December 31, 2008. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and wealthy families.

Additional information can be found in the Investor Relations section under the “About Us” tab on PrivateBancorp, Inc.’s website at www.theprivatebank.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, unforeseen difficulties and higher than expected costs associated with the continued implementation of our Strategic Growth Plan, fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; the effect of continued margin pressure on the Company’s earnings; further deterioration in asset quality; the failure to obtain on terms acceptable to us, or at all, the capital necessary to fund our growth and maintain our regulatory capital ratios above the “well-capitalized” threshold; the need to continue to increase our allowance for loan losses; additional charges related to asset impairments;  insufficient liquidity/funding sources or the inability to obtain on terms acceptable to the Company the funding necessary to fund its loan growth; legislative or regulatory changes, particularly changes in the regulation of financial services companies and/or the products and services offered by financial services companies; adverse developments in the Company’s loan or investment portfolios; slower than anticipated growth of the Company’s business or unanticipated business declines, including as a result of continual negative economic conditions; competition; unforeseen difficulties in integrating new hires; failure to improve operating efficiencies through expense controls; and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.